EXHIBIT 16.2

                           Larry O'Donnell, CPA, P.C.
                                  [[Letterhead]


December 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: AspenBio Inc.

I have read the statements  that I understand  AspenBio,  Inc will include under
Item 4 of the Form 8-K report it will file regarding the recent change of its auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.


Sincerely,

/s/ Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.